UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SIGNING DAY SPORTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONTROL ID:
SIGNING DAY SPORTS, INC.	REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
for the Special Meeting of Stockholders to be held on October 10, 2024

DATE:	October 10, 2024
TIME:	10:00 A.M. Pacific Daylight Time
LOCATION:	8355 East Hartford Rd., Suite 100, Scottsdale, Arizona 85255

HOW TO REQUEST PAPER OR EMAIL COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/sgn and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This Notice is accompanying the proxy statement and the form of proxy for the Special Meeting in order to provide information regarding the availability of the proxy materials for the Special Meeting on the internet. The Company may elect not to include paper or email copies of its proxy materials in future mailings of the Company’s proxy materials unless you request that it do so. If you want to receive a paper or email copy of the proxy materials relating to our future stockholder meetings, you must request one. There is no charge to you for requesting a copy.

This communication is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the internet or by mail or email. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials, which include the proxy statement and form of proxy, are available at: https://www.iproxydirect.com/sgn. To review the proxy materials at this website, you will need to enter the Control ID and Request ID located in the shaded box above.

you may enter your voting instructions at https://www.iproxydirect.com/sgn until 8:59 P.M. Pacific Daylight Time on October 9, 2024.

The purposes of this meeting are as follows:
1.

To approve one or more amendments of the Company’s Second Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s common stock, at a ratio ranging from any whole number between 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-100, inclusive, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments.

2.

To approve an adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal in the event the Company does not receive the requisite stockholder vote to approve such proposal or to establish a quorum.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Special Meeting are available on the internet. Follow the instructions above to access and review the materials and vote or request paper or email copies.

The board of directors has fixed the close of business on September 16, 2024 as the record date for the determination of stockholders entitled to receive notice of the Special Meeting and to vote the shares of common stock that they held on that date at the meeting or any adjournment or postponement of the meeting.

You may attend the meeting in person. Please check the proxy statement for the requirements for meeting attendance. Directions to attend the meeting may be obtained by sending an email with subject line “Request for Directions to Special Meeting” to: support@signingdaysports.com.

The Board of Directors recommends that you vote “for” all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

SIGNING DAY SPORTS, INC. STOCKHOLDER SERVICES 1 Glenwood Avenue, Suite 1001 Raleigh, NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH, NC PERMIT # 870

Time-Sensitive STOCKHOLDER information enclosed

IMPORTANT STOCKHOLDER INFORMATION

your vote is important